Exhibit 3.1

AMENDED AND RESTATED BYLAWS

OF

FRANKLIN COVEY CO.

ARTICLE I

Offices

Section 1. Business Offices.  The principal office of the corporation shall be located at 2200 West Parkway Boulevard, Salt Lake City, Utah 84119.  The corporation may have such other offices, either within or outside Utah, as the board of directors may designate or as the business of the corporation may require from time to time.

Section 2. Registered Office.  The registered office of the corporation, required by the Utah Revised Business Corporation Act to be maintained in Utah, may be but is not necessarily identical with the principal office if in Utah, and the address of the registered office may be changed from time to time by the board of directors.

ARTICLE II

Shareholders

Section 1. Annual Meetings.  An annual meeting of the shareholders shall be held on the second Friday of January in each year, or on such other date as may be determined by the board of directors, for the purpose of electing directors and for the transaction of such other business as may come before the meeting.  If the day fixed for the annual meeting shall be a legal holiday, such meeting shall be held on the next succeeding business day.  If the election of directors shall not be held on the day designated in these bylaws for any annual meeting of the shareholders, or at any adjournment of such meeting, the board of directors shall cause the election to be held at a meeting of the shareholders as soon after such annual meeting (as the same may be adjourned) as is convenient.  Failure to hold an annual meeting as required by these bylaws shall not invalidate any action taken by the board of directors or officers of the corporation.

Section 2. Special Meetings.  Special meetings of the shareholders for any purpose or purposes, unless otherwise prescribed by statute, may be called by the chairman of the board of directors, the president, or the board of directors and shall be called by the president at the request of the holders of not less than one-tenth of all the outstanding shares of the corporation entitled to vote at the meeting.

Section 3. Place of Meetings.  Each annual or special meeting of the shareholders shall be held at such place, either within or outside Utah, as may be designated in the notice of meeting.  If no place is designated in any such notice, the relevant meeting shall be held at the registered office of the corporation in Utah.

Section 4. Notice of Meetings.  Except as otherwise prescribed by statute, written notice of each meeting of the shareholders stating the place, day and hour of the meeting, and in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than ten nor more than sixty days before the date of the meeting, either personally or by first class, certified or registered mail, by or at the direction of the president, the secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting.  If mailed, such notice shall be deemed to be given when deposited in the United States mail, addressed to each shareholder at such shareholder’s address as it appears on the stock transfer books of the corporation, with postage prepaid.  Notwithstanding the foregoing, if three successive notices mailed to the last known address reflected on the corporate records for any shareholder of record are returned as undeliverable, no further notices to such shareholder shall be necessary, unless otherwise required by governing rule or law, until another address for such record holder is made known to the corporation.  If properly requested by a person other than the corporation properly calling a meeting, the secretary shall give notice of such meeting at corporate expense.  Any shareholder may waive notice of any meeting.  The attendance of a shareholder at a meeting (or participation by a shareholder in a meeting by means of conference telephone or similar communications equipment) shall constitute a waiver of notice of such meeting, unless the shareholder objects at the beginning of the meeting because of lack of notice or defective notice.

Section 5. Fixing of Record Date.  The board of directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than 60 days, and in case of a meeting of the shareholders, not less than 10 days, prior to the date on which the particular action requiring such determination of shareholders is to be taken.  If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of the shareholders or entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the board of directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders.  When a determination of shareholders entitled to vote at any meeting of the shareholders has been made as provided in this Section, such determination shall apply to any adjournment of such meeting, unless such adjournment lasts for more than 120 days from the date of the original meeting, in which event a new record date must be established.  Notwithstanding the foregoing, a new record date will not be required if the adjournment is ordered by a court and the court orders that the original record date be used.

Section 6. Voting List.  The officer or agent having charge of the stock transfer books for shares of the corporation shall make a complete list of the shareholders who are entitled to be given notice of a meeting of the shareholders, arranged in alphabetical order, with the address of and the number of shares held by each.  The shareholder list must be available for inspection by any shareholder, beginning on the earlier of ten days before the meeting for which the list was prepared or two business days after notice of the meeting is given and continuing throughout the meeting and any meeting adjournments.  The original stock transfer books shall be prima facie evidence as to the shareholders who are entitled to examine such list or transfer books or to vote at any meeting of the shareholders.  Failure to comply with the requirements of this Section shall not affect the validity of any action taken at such meeting.

Section 7. Proxies.  At each meeting of the shareholders, a shareholder may vote in person or by proxy executed in writing by the shareholder or by such shareholder’s duly authorized attorney-in-fact, or by a written statement of the appointment transmitted by telegram, teletype or other electronic transmission along with evidence from which it can be determined that the shareholder transmitted or authorized the transmission of the appointment.  Such proxy shall be filed with the secretary of the corporation or other person authorized to tabulate votes before or at the time of the meeting.  No proxy shall be valid after eleven months from the date of such proxy’s execution, unless otherwise provided in the proxy.

Section 8. Quorum.  Except as otherwise required by statute, a majority of the outstanding shares of the corporation entitled to vote on a matter, represented in person or by proxy, shall constitute a quorum for action on such matter at each meeting of the shareholders.  If a quorum exists, a matter will be approved if the number of votes cast in favor of such matter exceeds the number of votes cast against such matter.  If less than a majority of the outstanding shares are represented at a meeting a majority of the shares so represented may adjourn the meeting without further notice other than an announcement at the meeting of the new date, time and place; provided, however, that if the adjournment is for more than thirty days, or if after the adjournment a new record date for the adjourned meeting is or must be fixed by statute under these bylaws, notice of the adjourned meeting must be given to shareholders of record who are entitled to vote at the meeting.  At such adjourned meeting, at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed.  The shareholders present at a duly noticed or held meeting at which a quorum is present at some point, may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

Section 9. Voting of Shares.  Except as otherwise provided by law, the articles of incorporation or these bylaws, each outstanding share of record is entitled to vote on each matter submitted to a vote of the shareholders either at a meeting of the shareholders or pursuant to Section 11 of this Article II.

Section 10. Voting of Shares by Certain Holders.  Shares held by another corporation, if a majority of the shares entitled to vote for the election of directors of such other corporation is held by the corporation, may not be voted at any meeting or counted in determining the total number of outstanding shares at any given time.  Shares standing in the name of another corporation may be voted by a duly authorized officer, agent, or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine.  Shares held by an administrator, executor, guardian or conservator may be voted by such person, either in person or by proxy, without a transfer of such shares into such person’s name.  Shares standing in the name of a trust or a trustee may be voted by the trustee, either in person or by proxy.  Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer of such shares into such receiver’s name if authority to do so is contained in an appropriate order of the court by which such receiver was appointed.

Section 11. Action Without a Meeting.  Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting and without prior notice if one or more consents in writing (which may be signed in counterparts), setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote were present and voted.

ARTICLE III

Board of Directors

Section 1. General Powers.  The business and affairs of the corporation shall be managed under the direction of the corporation’s board of directors, except as otherwise provided in the Utah Revised Business Corporation Act, the articles of incorporation or these bylaws.

Section 2. Number, Tenure, and Qualifications.  The corporation shall have not less than three and not more than fifteen directors, unless the number of voting shareholders is less than three, in which case the minimum number of directors may be the same as the number of voting shareholders.  The directors of the corporation shall be divided into three classes in respect of term of office, each class to consist of as near as may be one-third of the total number of directors serving on the board of directors.  At each annual meeting of the shareholders, one class of directors shall be elected to serve until the next annual meeting of the shareholders held three years next following and until their successors shall have been elected and qualified or until such director’s earlier death, resignation or removal.  Directors need not be residents of Utah or shareholders of the corporation.  The directors may elect from their number a director to serve as chairman of the board of directors, for such term and with such authority as may be granted by the board of directors.

Section 3. Vacancies; Removal.  Any director may resign at any time by giving written notice through the chief executive officer or the registered agent.  A director’s resignation shall take effect on receipt of such notice unless another time is specified in such notice, and unless otherwise specified in such notice, the acceptance of such resignation shall not be necessary to make such resignation effective.  Any vacancy occurring on the board of directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the board of directors, or by the shareholders.  A director elected to fill a vacancy shall be elected for the unexpired term of such director’s predecessor in office.  Any directorship to be filled by reason of an increase in the number of directors shall be filled by the affirmative vote of a majority of the directors then in office or by an election at a meeting of the shareholders called for that purpose, and a director so chosen shall hold office until the next annual meeting of shareholders and his successor is elected and qualified.  At a meeting called expressly for that purpose, one or more directors or the entire board of directors may be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote at an election of directors.  Any directorship to be filled by reason of the removal of one or more directors by the shareholders or for any other reason may be filled by election by the shareholders at the meeting at which the director or directors are removed.

Section 4. Regular Meetings.  A regular meeting of the board of directors shall be held immediately after and at the same place as the annual meeting of shareholders, or as soon thereafter as practicable, for the purpose of electing officers and for the transaction of such other business as may come before the meeting.  The board of directors may provide by resolution the time and place, either within or outside Utah, for the holding of additional regular meetings.

Section 5. Special Meetings.  Special meetings of the board of directors may be called by or at the request of the president or any two directors.  The person or persons authorized to call special meetings of the board of directors may fix any place as the place, either within or outside Utah, for holding any special meeting of the board of directors called by such person(s).

Section 6. Notice.  Notice of each meeting of the board of directors stating the place, day and hour of the meeting shall be given to each director at least ten days prior to such meeting by the mailing of written notice by first class, certified, registered mail or overnight mail, or at least five days prior to such meeting by personal delivery of written notice or by telephonic or facsimile notice, except that in the case of a meeting to be held pursuant to Section 11 of this Article III, telephone notice may be given one day prior to such meeting.  The method of notice need not be the same to each director.  Notice shall be deemed to be given, if mailed, on the date it is deposited in the United States mail, with postage prepaid, addressed to the director at such director’s business or residence address; if personally delivered; when delivered to the director; if delivered via facsimile, upon confirmation of receipt by the receiving facsimile machine; and, if telephoned, when communicated to the director.  Any director may waive notice of any meeting.  The attendance of a director at a meeting (or participation by a director in a meeting by means of conference telephone or similar communications equipment) shall constitute a waiver of notice of such meeting, except where a director objects to the holding of the meeting at the beginning of the meeting or promptly on such director’s arrival.  Neither the business to be transacted at, nor the purpose of, any meeting of the board of directors need be specified in the notice or waiver of notice of such meeting unless required by statute.

Section 7. Presumption of Assent.  A director of the corporation who is present at a meeting of the board of directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken at the meeting unless the director objects at the beginning of the meeting, or promptly on arrival, to holding the meeting or transacting business at the meeting and does not thereafter vote for or consent to any action taken at the meeting, or the director contemporaneously requests his dissent or abstention as to any specific action to be entered into the minutes of the meeting, or the director causes written notice of a dissent or abstention as to a specific action to be received by the presiding officer of the meeting before adjournment of the meeting or by the corporation promptly after adjournment of the meeting.

Section 8. Quorum and Voting.  A majority of the number of directors in office immediately before the meeting begins shall constitute a quorum for the transaction of business at any meeting of the board of directors, and the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors.  If less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice other than an announcement at the meeting until a quorum shall be present.  No director may vote or act by proxy at any meeting of directors.

Section 9. Fees and Compensation.  Directors of the corporation and members of committees established by the board of directors may receive such compensation, if any, for their services and such reimbursement of expenses as may be fixed or determined by resolution of the board of directors.  This section shall not be construed to preclude any director from serving the corporation in any other capacity as an officer, agent, employee or otherwise and receiving compensation for those services.

Section 10. Executive and Other Committees.  By one or more resolutions adopted by the majority of the board of directors, the board of directors may designate from among the members of the board of directors an executive committee and one or more other committees consisting of not less than two directors, each of which (to the extent provided in the resolution establishing such committee) shall have, and may exercise, all of the authority of the board of directors, except as prohibited by statute.  Rules governing procedures for meetings of any committee of the board of directors shall be as established by the committee or, if the committee fails to do so, by the board of directors,

Section 11. Meetings by Telephone.  Members of the board of directors or any committee of the board of directors may participate in a meeting of the board of directors or committee by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other.  Such participation shall constitute presence in person at the meeting.

Section 12. Action Without a Meeting.  Any action required or permitted to be taken at a meeting of the directors or any committee of the board of directors may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors or committee members entitled to vote with respect to the subject matter concerned.  Such consent (which may be signed in counterparts) shall have the same force and effect as a unanimous vote of the directors or committee members and may be stated as such in any articles or documents filed with the Utah Department of Commerce, Division of Corporations and Commercial Code or other governmental agency.

ARTICLE IV

Officers

Section 1. Number and Qualifications.  In addition to the officers prescribed by statute, the board of directors may elect or appoint such other officers, assistant officers and agents, including a chairman of the board, vice-presidents, a controller, assistant secretaries, a treasurer and assistant treasurers, as the board of directors may consider necessary.  Any two or more offices may be held by the same person, except that the offices of president and secretary shall not be held by the same person.  [All officers must be at least 21 years old.]

Section 2. Election and Term of Office.  The officers of the corporation shall be appointed by the board of directors annually at the first regular quarterly meeting of the board of directors held after each annual meeting of the shareholders.  If the appointment of officers shall not occur at such meeting, such appointment shall be held as soon after such annual meeting as is convenient.  Each officer shall hold office until such officer’s successor is duly appointed and qualified or until such officer’s earlier death, resignation or removal.

Section 3. Compensation.  The compensation of the officers shall be determined from time to time by the board of directors, and no officer shall be prevented from receiving any compensation by reason of the fact that such officer is also a director of the corporation.

Section 4. Removal.  Any officer may be removed by the board of directors or by a committee, if any, authorized by the board of directors, at any time, with or without cause.  Such removal shall be without prejudice to the contract rights, if any, of the person so removed.  Appointment of an officer or agent shall not in itself create contract rights.

Section 5. Vacancies.  Any officer may resign at any time, subject to any rights or obligations under any existing contracts between the officer and the corporation, by giving written notice to the president or to the board of directors.  An officer’s resignation shall take effect at the time specified in such resignation, and the acceptance of such resignation shall not be necessary to make such resignation effective.  A vacancy in any office, however occurring, may be filled by the board of directors.

Section 6. Authority and Duties of Officers.  The officers of the corporation shall have the authority and shall exercise the powers and perform the duties specified below and as may be additionally specified by the president, the board of directors or these bylaws, except that in any event, each officer shall exercise such powers and perform such duties as may be required by law:

(a) President.  The President shall, subject to the direction and supervision of the board of directors:  (i) be the chief operating officer of the corporation and have general and active control of the affairs and business of the corporation and general supervision of its officers, agents and employees; (ii) preside, in the absence of the chairman of the board, at all meetings of the shareholders and the board of directors, (iii) see that all orders and resolutions of the board of directors are carried into effect; and (iv) perform all other duties incident to the office of president and as from time to time may be assigned to the president by the board of directors.

(b) Vice-Presidents.  The vice-presidents shall assist the president and shall perform such duties as may be assigned by the president or by the board of directors.  Such officers shall, at the request of the president, or in his absence, inability, or refusal to act, perform the duties of the president and when so acting, shall have all the powers of and be subject to all the restrictions on the president.

(c) Secretary.  The secretary shall:  (i) keep the minutes of the proceedings of the shareholders, the board of directors and any committees of the board of directors; (ii) keep a record of all actions taken by the shareholders, the board of directors and any committees of the board of directors without a meeting; (iii) see that all notices are duly given in accordance with the provisions of these bylaws or as required by law; (iv) keep a record of all waivers of notices of meetings of the shareholders, the board of directors and any committees of the board of directors; (v) be custodian of the corporate records and of the seal of the corporation; (vi) keep at the corporation’s registered office or principal place of business within or outside Utah a record containing the names and addresses of all shareholders and the number and class of shares held by each, unless such a record shall be kept at the office of the corporation’s transfer agent or registrar; (vii) have general charge of the stock transfer books of the corporation, unless the corporation has a transfer agent; and (viii) perform all other duties incident to the office of secretary and such other duties as from time to time may be assigned by the board of directors or the president.  Assistant secretaries, if any, shall have the same duties and powers, subject to the supervision of the secretary.

(d) Treasurer.  The treasurer shall:  (i) be the principal financial officer of the corporation and have the care and custody of all of the corporation’s funds, securities, evidences of indebtedness and other personal property and deposit the same in accordance with the instructions of the board of directors; (ii) receive and give receipts for monies paid into or on account of the corporation and pay out of the funds on hand all bills, payrolls, and other just debts of the corporation of whatever nature on maturity; (iii) unless there is a controller, be the principal accounting officer of the corporation and as such prescribe and maintain the methods and systems of accounting to be followed, keep complete books and records of account, prepare and file all local, state and federal tax returns, prescribe and maintain an adequate system of internal audit, and prepare and furnish to the president and the board of directors statements of account showing the financial position of the corporation and the results of the corporation’s operations; (iv) on request of the board of directors, make such reports to the board of directors as may be required at any time; and (v) perform all other duties incident to the office of treasurer and such other duties as from time to time may be assigned by the board of directors, or the president.  Assistant treasurers, if any, shall have the same powers and duties, subject to supervision by the treasurer.  In the absence of a treasurer, the secretary shall perform the foregoing functions of the treasurer.

Section 7. Surety Bonds.  The board of directors may require any officer of the corporation to execute to the corporation a bond in such sums and with such sureties as shall be satisfactory to the board of directors, conditioned on the faithful performance of such officer’s duties and for the restoration to the corporation of all books, papers, vouchers, money and other property of whatever kind belonging to the corporation in the possession or under the control of such officer.

ARTICLE V

Shares

Section 1. Issuance of Shares.  The issuance or sale by the corporation of any shares of the corporation’s authorized capital stock of any class, including treasury shares, shall be made only on authorization by the board of directors, except as otherwise may be provided by statute.

Section 2. Certificates.  The shares of the corporation shall be represented by certificates unless otherwise provided by the board of directors.  The certificates shall be in such form consistent with law as shall be prescribed by the board of directors.  The certificates representing shares of stock of the corporation shall be consecutively numbered.  The certificates shall be signed by two officers as designated by the board of directors, or in the absence of such designation, by the president and either the secretary or the treasurer.

Section 3. Consideration for Shares.  Shares shall be issued for such consideration expressed in dollars as shall be fixed from time to time by the board of directors.  In the absence of fraud in the transaction, the judgment of the board of directors as to the value of the consideration received for shares shall be conclusive.

Section 4. Lost Certificates.  In case of the alleged loss, destruction or mutilation of a certificate of stock, the board of directors may direct the issuance of a new certificate in lieu of such certificate on such terms and conditions in conformity with law as the board of directors may prescribe.  The board of directors may, in the discretion of the board of directors, require a bond in such form and amount and with such surety as the board of directors may determine before issuing a new certificate.

Section 5. Transfer of Shares.  On surrender to the corporation or to a transfer agent of the corporation of a certificate of stock duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, in accordance with all of the provisions of the laws of Utah, it shall be the duty of the corporation to issue a new certificate to the person entitled to such new certificate and to cancel the old certificate.  Every such transfer of stock shall be entered on the stock transfer books of the corporation.

Section 6. Holders of Record.  The corporation shall be entitled to treat the holder of record of any share as the holder-in-fact of such share and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not the corporation shall have express or other notice of such claim or interest, except as may be required by the laws of Utah.

Section 7. Transfer Agents, Registrars, and Paying Agents.  The board of directors may, in the discretion of the board of directors, appoint one or more transfer agents or registrars for making payment on any class of stock, bond, debenture or other security of the corporation.  Such agents and registrars may be located either within or outside Utah.  They shall have such rights and duties and shall be entitled to such compensation as may be agreed.

ARTICLE VI

Indemnification

Section 1. Definitions.  For purposes of this Article VI, the following terms shall have the meanings set forth below:

(a) “Action” means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative.

(b) “Indemnified Party” means any person who is or was a party or is threatened to be made a party to any Action by reason of the fact that such person is or was a director, officer, employee or agent of the corporation (which shall include actions taken in connection with or relating to the organization of the corporation) or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including, without limitation, any employee benefit plan of the corporation for which any such person is or was serving as trustee, plan administrator or other fiduciary.

Section 2. Indemnification.  The corporation, to the maximum extent permitted, and in the manner required by the laws of the State of Utah, shall indemnify any Indemnified Party against any and all applicable claims, judgments, fines, amounts paid in settlement, and other costs actually and reasonably incurred in any Action giving rise to the Indemnified Party’s status as such.

Section 3. Determination.  The corporation may not indemnify an Indemnified Party under Section 2 unless a determination has been made in the specific case that indemnification of the Indemnified Party is permissible under the circumstances and under the law of the State of Utah.  Such determination with respect to an Indemnified Party shall be made (1) by the board of directors by majority vote of those present at a meeting at which a quorum is present, and only those directors not parties to the Action shall be counted in satisfying the quorum, (2) if a quorum cannot be attained, by majority vote of a committee of the board of directors, which committee shall consist of two or more directors not parties to the Action, except that directors who are parties to the action may participate in the designation of directors for the committee, (3) by special legal counsel selected by the board of directors or its committee in the manner prescribed in clauses (1) or (2) of this Section 3, or (4) by the shareholders, by a majority of the votes cast by holders of qualified shares that are present in person or by proxy at a meeting.

Section 4. Payment in Advance.  Expenses, including attorneys’ fees, or some part of such expenses, incurred by an Indemnified Party in defending any Action shall be paid by the corporation in advance of the final disposition of such Action upon the receipt of written undertaking by or on behalf of the Indemnified Party to repay the amount advanced if it is ultimately determined that such Indemnified Party is not entitled to be indemnified by the corporation as authorized under applicable law.

Section 5. Other Indemnification.  The indemnification and advancement of expenses provided by this Article VI shall not be construed to be exclusive of or limit any other rights to which any Indemnified Party or other person may be entitled under the articles of incorporation or any bylaw, agreement, vote of the shareholders or disinterested directors or otherwise, both as to action in such Indemnified Party’s official capacity and as to action in another capacity while holding office.

Section 6. Period of Indemnification.  Any indemnification or advancement of expenses pursuant to this Article VI shall, unless otherwise provided when the indemnification or advancement of expenses is authorized or ratified, continue as to any Indemnified Party who has ceased to be a director, officer, employee, or agent of the corporation, or who at the request of the corporation, was serving as and has since ceased to be a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, including, without limitation, any employee benefit plan of the corporation for which any such person served as trustee, plan administrator, or other fiduciary, and shall inure to the benefit of the heirs and personal representatives of such Indemnified Party.  The repeal or amendment of this Article VI or of any Section or provision thereof which would have the effect of limiting, qualifying, or restricting any of the powers or rights of indemnification provided or permitted in this Article VI shall not, solely by reason of such repeal or amendment, eliminate, restrict, or otherwise affect the right or power of the corporation to indemnify any person or affect any right of indemnification of such person, with respect to any acts or omissions which occurred prior to such repeal or amendment.

Section 7. Insurance.  By action of the board of directors, notwithstanding any interest of the directors in such Action, the corporation may purchase and maintain insurance in such amounts as the board of directors may deem appropriate on behalf of any Indemnified Party against any liability asserted against such Indemnified Party and incurred  by such Indemnified Party in such Indemnified Party’s capacity, or arising out of such Indemnified Party’s status, as an Indemnified Party, whether or not the corporation would have the power to indemnify such Indemnified Party against such liability under applicable provisions of law.

Section 8. Right to Impose Conditions to Indemnification.  The corporation shall have the right to impose, as conditions to any indemnification provided by the corporation, such reasonable requirements and conditions as may appear appropriate to the board of directors or shareholders in each specific case and circumstance, including, but not limited to, any one or more of the following:  (a) that any counsel representing the Indemnified Party in connection with the defense or settlement of any Action shall be counsel mutually agreeable to the Indemnified Party and to the corporation; (b)that the corporation shall have the right, at the corporation’s option, to assume and control the defense or settlement of any claim or proceeding made, initiated or threatened against the Indemnified Party; and (c) that the corporation shall be subrogated, to the extent of any payments made by way of indemnification, to all of the Indemnified Party’s right of recovery and that the Indemnified Party shall execute all writings and do everything necessary to assure such rights of subrogation to the corporation.

ARTICLE VII

Miscellaneous

Section 1. Waivers of Notice.  Whenever notice is required by law, the articles of incorporation or these bylaws, a waiver of such notice in writing signed by the director, shareholder, or other person entitled to said notice, whether before or after the time stated in such waiver or, subject to Section 6 of Article III, such person’s appearance at such meeting in person or (in the case of a shareholder’s meeting) by proxy, shall be equivalent to such notice.

Section 2. Voting of Securities by the Corporation.  Unless otherwise provided by resolution of the board of directors, the president shall, on behalf of the corporation, attend in person or by substitute appointed by the president, or shall execute written instruments appointing a proxy or proxies, all meetings of the shareholders of any other corporation, association or other entity in which the corporation holds any stock or other securities and may execute written waivers of notice with respect to any such meetings.  At all such meetings and otherwise, the president, in person or by substitute or proxy as aforesaid, may vote the stock or other securities so held by the corporation and may execute written consents or any other instruments with respect to such stock or securities and may exercise any and all rights and powers incident to the ownership of said stock or securities; subject, however, to the instructions, if any, of the board of directors.

Section 3. Books and Records.  The corporation shall keep correct and complete books and records of account, shall keep minutes of the proceedings of the meetings of the corporation’s shareholders and board of directors and shall keep all other records required by law.  The corporation shall also keep at the corporation’s registered office or principal place of business or at the office of the corporation’s transfer agent or registrar a record of the corporation’s shareholders, giving the name and addresses of all shareholders and the number of shares held by each.  Any person who is a shareholder of record, on written demand stating the purpose of such examination, shall have the right to examine and make abstracts from, in person or by agent or attorney, at any reasonable time and for a purpose reasonably related to such person’s interests as a shareholder, the corporation’s records to the extent required by the laws of Utah.  On the written request of any shareholder of the corporation, the corporation shall mail to such shareholder the corporation’s most recent annual or quarterly financial statements showing in reasonable detail the corporation’s assets and liabilities and the results of the corporation’s operations.

Section 4. Instruments.  The board of directors may authorize any officer, agent or agents to enter into any contract or execute and deliver any instrument in the name of, and on behalf of, the corporation, and such authority may be general or confined to specific instances.

Section 5. Amendments.  Subject to repeal or change by action of the shareholders, the power to alter, amend or repeal these bylaws and adopt new bylaws shall be vested in the board of directors.

Section 6. Interpretation.  These bylaws and each provision of these bylaws are subject to applicable statutory law and to the articles of incorporation.

Section 7. Fiscal Year.  The fiscal year of the corporation shall be determined by the board of directors, or authorized committee, of the corporation,

SECRETARY’S CERTIFICATE

I, the undersigned and duly elected Secretary of Franklin Covey Co., a Utah corporation (the “Corporation”), do hereby certify that the foregoing Bylaws were adopted as the Bylaws of the Corporation as of the 9th day of November, 2001, and that the same do now constitute the Bylaws of the Corporation.

IN WITNESS WHEREOF, I have hereunto subscribed my name as the Secretary of the corporation as of the 11th day of January, 2002.

/s/ Val J. Christensen
Val J. Christensen, Secretary

FIRST AMENDMENT

TO

THE AMENDED AND RESTATED BYLAWS

OF

FRANKLIN COVEY CO.

The undersigned, in his capacity as Corporate Secretary of Franklin Covey Co., hereby certifies on behalf of the corporation that the following First Amendment to the Amended and Restated Bylaws of Franklin Covey Co. was submitted to and unanimously approved and adopted by the Board of Directors of the corporation pursuant to an Action by Unanimous Written Consent of the Board of Directors dated December 16, 2011:

1.           Section 2 of Article III of the corporation’s Amended and Restated Bylaws entitled “Number, Tenure and Qualifications” is here by amended and restated in its entirety as follows:

“Section 2.  Number, Tenure, Qualifications and Election.

(a)           The corporation shall have not less than three and not more than fifteen directors, unless the number of voting shareholders is less than three, in which case the minimum number of directors may be the same as the number of voting shareholders.  The number of directors to constitute the whole Board of Directors shall be such numbers as shall be fixed from time to time exclusively by resolutions adopted by a majority of the entire Board of Directors.  Directors need not be residents of Utah or shareholders of the corporation.  The directors may elect from their number a director to serve as Chairman of the Board of Directors, for such term and with such authority as may be granted by the Board of Directors.

(b)           At each annual meeting of the shareholders, the directors shall be elected to serve until the next annual meeting of the shareholders and until their successors shall have been elected and qualified or until such director’s earlier death, resignation or removal.  When a vacancy on the Board of Directors is filled, the director chosen to fill that vacancy shall complete the term of the director he or she succeeds.  Notwithstanding the foregoing, each director shall hold office until his or her successor shall have been elected and qualified or until such director’s earlier death, resignation or removal.  No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of such director’s term of office.  When the number of directors is changed, each director then serving as such shall nevertheless continue as a director until the expiration of his or her current term.

(c)           At each election of directors, unless otherwise provided in the Articles of Incorporation or the Utah Revised Business Corporation Act, every shareholder entitled to vote at the election has the right to cast, in person or by proxy, all of the votes to which the shareholder’s shares are entitled for as many persons as there are directors to be elected and for whose election the shareholder has the right to vote.  Directors are to be elected by a plurality of the votes cast by the shares entitled to vote in the election, at a meeting of shareholders at which a quorum is present.  However, any nominee for director in an uncontested election who receives a greater number of votes “withheld” from or “against,” as applicable, his or her election than votes “for” his or her election (a “Majority Withheld Vote”) shall immediately offer to tender his or her resignation following certification of such shareholder vote.  For the avoidance of doubt, “broker non-votes” and “abstentions” will not be counted as votes either “withheld,” “against” or “for” a director nominee’s election.  The Corporate Governance and Nominating Committee shall promptly consider the director’s resignation offer and make a recommendation to the Board of Directors on whether to accept or reject the offer taking into account such factors as the Corporate Governance and Nominating Committee may in its discretion determine appropriate.  If a majority of the directors serving on the Corporate Governance and Nominating Committee received a Majority Withheld Vote at the same election, then the independent directors who did not receive a Majority Withheld Vote shall comprise a committee to consider, in the same manner and with the same discretion granted to the Corporate Governance and Nominating Committee as set forth above, any resignation offers and recommend to the Board of Directors whether to accept or reject them. The Board of Directors shall act on the recommendation of the Corporate Governance and Nominating Committee (or substitute committee of independent directors if applicable) and publicly disclose its decision within 90 days following certification of the shareholder vote.  The Board of Directors may take into account such factors as the Board of Directors may in its discretion deem appropriate in deciding whether to accept a director’s resignation.  For the purposes of this paragraph, an “uncontested election” shall mean that, on the record date for the meeting at which directors are to be elected, the number of nominees does not exceed the number of directors to be elected.  Shareholders do not have a right to cumulate their votes for the election of directors.”

2.           All other provisions of the corporation’s Amended and Restated Bylaws shall remain in full force and effect.

Date:  December 16, 2011

 /s/ Stephen D. Young
 Stephen D. Young, Corporate Secretary